U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 30, 2004

Commission file number: 1-9083

TREECON RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	23-2708876
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6004 South U.S. Highway 59 Lufkin, Texas	75901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (936) 634-3365

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Langley, Williams & Company, L.L.C. whose offices are located in Lake Charles, Louisiana have been engaged as the Registrant’s auditors for the fiscal year ended September 30, 2003. They are in the process of auditing the consolidated financial statements of the Registrant and its subsidiaries for such year.

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Mike Boatman, Harold Estes and Don Wier were appointed to the Registrant’s Board of Directors to fill vacancies that resulted from the resignations of James Rudis, William E. Shatley, George Schrader and Michael F. Buck. Messrs. Rudis and Shatley resigned in connection with the spin off of Overhill Farms, Inc. Messrs. Schrader and Buck resigned due to time constraints and other business interests. Mr. Boatman has served as Vice-President and Chief Financial Officer of Texas Timberjack, Inc., a subsidiary of the Registrant since 1994 when it was acquired by the Registrant, and Mr. Estes has served as President of Texas Timberjack also since that company was acquired. Mr. Wier was a General Agent with General American Life from 1985 to 2002, and is now involved in real estate development in Austin and Katy, Texas. Mr. Boatman has also been elected President and Chief Executive Officer of the company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeCon Resources, Inc.

By:	/s/ Mike Boatman

Mike Boatman President and Chief Executive Officer

Dated: April 30, 2004